                                                              EXHIBIT (10)(xxvi)
                                                               EXECUTION VERSION

                                 FIRST AMENDMENT

                                       TO

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          COOPER TIRE & RUBBER COMPANY,

                     COOPER TYRE & RUBBER COMPANY UK LIMITED

                                       AND

                              CSA ACQUISITION CORP.

                          DATED AS OF DECEMBER 3, 2004

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                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "AMENDMENT"), dated as of December 3, 2004, amends that certain Stock Purchase Agreement, dated as of September 16, 2004 (the "AGREEMENT"), by and among Cooper Tire & Rubber Company, a Delaware corporation ("COOPER"), Cooper Tyre & Rubber Company UK Limited, a company organized under the laws of England and Wales ("COOPER UK" and, together with Cooper, the "SELLERS") and CSA Acquisition Corp., a Delaware corporation ("BUYER").

      A. The parties hereto have previously executed and delivered the Agreement;

      B. Pursuant to Section 9.4 of the Agreement, the Agreement may be amended with the written consent of the Sellers and Buyer; and

      C. The parties desire to amend the Agreement as set forth in this Amendment;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Buyer and Sellers hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Unless otherwise stated in this Amendment, capitalized terms used herein but not defined have the meaning assigned to them in the Agreement.

                                   ARTICLE II
                             AMENDMENT OF AGREEMENT

      2.1 DEFINITIONS. Article I of the Agreement is hereby amended to add or amend and restate the following defined terms:

      "FINAL PURCHASE PRICE" means an amount equal to the Preliminary Purchase Price, as adjusted to reflect the differences, if any, between (a) Estimated Cash and Cash Equivalents and Final Cash and Cash Equivalents, (b) Estimated Debt Obligations and Final Debt Obligations and (c)(i) Target Working Capital less $30,000,000 and (ii) Working Capital (as finally determined pursuant to SECTION 2.2(c)(II)). For clarification purposes, in calculating the Final Purchase Price, the Preliminary Purchase Price shall be (x) increased dollar for dollar to the extent (A) Working Capital exceeds Target Working Capital less $30,000,000, (B) Final Cash and Cash Equivalents exceeds Estimated Cash and Cash Equivalents and (C) Estimated Debt Obligations exceed Final Debt Obligations; and (y) decreased dollar for dollar to the extent (A) Target Working Capital less $30,000,000 exceeds Working Capital, (B) Estimated Cash and Cash Equivalents exceeds Final Cash and Cash Equivalents and (C) Final Debt Obligations exceed Estimated Debt Obligations.

      "PER DIEM AMOUNT" means $150,000 multiplied by the number of calendar days from and including January 1, 2005 through and including the Closing Date.


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      "PERMANENT FINANCING" means the debt financing contemplated by the Debt
Securities (as defined and described in the Debt Financing Commitment), excluding, for the sake of clarity, the Bridge Loan facility contemplated by the Debt Financing Commitments.

      "TARGET WORKING CAPITAL" means $193,000,000.

      "WORKING CAPITAL" means the amount, if any, by which the current assets of the Sold Companies and their consolidated Subsidiaries as of the opening of business on the Closing Date exceed (b) the current liabilities of the Sold Companies and their consolidated Subsidiaries as of the opening of business on the Closing Date.

      For purposes of calculating Working Capital, current assets and current liabilities includes only those accounts reflected on Annex A under the column "Working Capital, as defined at Sept. 30, 2004". For the purposes of the foregoing, these accounts will be determined in accordance with GAAP and consistent with the accounting principles, procedures, policies and methods that were employed in preparing the accounts reflected in the column "CSA Sept. 30, 2004, as reported" on Annex A. For the avoidance of doubt, any adjustments to Working Capital due solely to the transactions contemplated by the Agreement and this Amendment (including any purchase accounting adjustments) will be disregarded for the purposes of the calculation of Working Capital. On Annex A, the column "CSA Sept. 30, 2004, as reported" is based on the internal Hyperion balance sheet of the Sold Companies and their consolidated Subsidiaries. Certain assets and liabilities relating to the Sold Companies and their consolidated Subsidiaries, as specified in Annex B, are retained on Cooper's records at September 30, 2004. To the extent that any of the assets and liabilities relating to the Sold Companies and their consolidated Subsidiaries, as specified in Annex B, is recorded on the internal Hyperion balance sheet of the Sold Companies and their consolidated Subsidiaries on the Closing Date, such assets and liabilities will be excluded from the calculation of Working Capital.

      "WORKING CAPITAL STATEMENT" has the meaning set forth in SECTION
2.2(c)(I).

      2.2 CONSIDERATION. Section 2.2 of the Agreement is hereby amended by deleting it and replacing it with the following:

      "CONSIDERATION. (a) On the Closing Date and subject to the terms and conditions set forth in this Agreement, the Buyer will pay to Cooper and Cooper UK, in consideration of the sale, assignment and transfer of the Shares, the aggregate sum of $1,157,500,000 in cash (in U.S. dollars) plus all Estimated Cash and Cash Equivalents minus (i) all Estimated Debt Obligations and (ii) $30,000,000 (the "PRELIMINARY PURCHASE PRICE"). Such amount shall be paid to the applicable Seller on the Closing Date by means of one or more wire transfers of immediately available funds to an account or accounts designated in writing by Cooper at least one Business Day prior the Closing Date.

      (b) (i) The Preliminary Purchase Price shall be allocated among the Shares sold by each Seller in accordance with applicable Law and as set forth on
SCHEDULE 2.2(b) (the "PURCHASE PRICE ALLOCATION"). None of the Sellers, the Buyer or their respective Affiliates shall take any position inconsistent with the Purchase Price Allocation on any Tax Return or in any audit or other proceeding relating to Taxes unless otherwise required by applicable Law.

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

      (ii) If an adjustment is made to the (A) Preliminary Purchase Price pursuant to SECTIONS 2.2(c) or 2.3 hereof or otherwise or (B) Final Purchase Price, the parties shall jointly agree to allocate such adjustment among the Shares sold by each Seller in accordance with applicable Law and consistent with the allocations set forth on SCHEDULE 2.2(b) (the "ADJUSTED PURCHASE PRICE ALLOCATION"). If after good faith negotiations, the parties cannot agree upon the allocation of such adjustment among the Shares sold by each Seller and such non-competition and non-solicitation covenants within thirty (30) days after such adjustment was made, then Cooper and Buyer jointly shall engage the Arbitration Firm to resolve such dispute and whose fees shall be borne equally by Cooper and Buyer. The determination by the Arbitration Firm shall be binding on the parties. None of the Sellers, the Buyer or their respective Affiliates shall take any position inconsistent with the Adjusted Purchase Price Allocation on any Tax Return or in any audit or other proceeding relating to Taxes unless otherwise required by Law.

      (c) (i) Within 45 days following the Closing Date, Buyer shall prepare and deliver to Cooper a statement (the "WORKING CAPITAL STATEMENT") containing a certificate setting forth the calculation of the Working Capital as of the opening of business on the Closing Date, together with the workpapers used in the preparation thereof. The Working Capital Statement shall be prepared in accordance with the definition of Working Capital.

      (ii) After receipt of the Working Capital Statement, Cooper shall have thirty (30) days to review the Working Capital Statement, together with the workpapers used in the preparation thereof. Cooper may dispute items reflected in the calculation of Working Capital only on the basis that such amounts (i) were not determined in accordance with GAAP or otherwise as required by the definition of Working Capital or (ii) contain arithmetic error. If within the 30-day period following receipt by Cooper of the Working Capital Statement, Cooper shall deliver written notice to the Buyer of any dispute it has with respect to the preparation and content of the Working Capital Statement. Such notice must describe in reasonable detail the items contained in the Working Capital Statement that Cooper disputes and the basis for any such disputes. If Cooper does not notify the Buyer of a dispute with respect to the Working Capital Statement within such 30-day period, such Working Capital Statement or any amounts thereon that are not disputed will be final, conclusive and binding on the parties. In the event of such notification of a dispute, the non-disputed items will be final, conclusive and binding on the parties and subject to payment in accordance with SECTION 2.3(e) and SECTION 2.3(f), and Cooper and Buyer shall negotiate in good faith to resolve any amounts in dispute. If Cooper and Buyer, notwithstanding such good faith effort, fail to resolve all amounts in dispute within ten (10) days after Cooper advises Buyer of its objections, then Cooper and Buyer jointly shall engage the Arbitration Firm to resolve the amounts in dispute. As promptly as practicable thereafter, Cooper and Buyer shall each prepare and submit a written presentation to the Arbitration Firm. As soon as practicable thereafter, Cooper and Buyer shall cause the Arbitration Firm to determine based solely upon the presentations by Cooper and Buyer, only those issues still in dispute and only as to whether such amounts were arrived at in conformity with GAAP, as modified by the manner used to calculate the Target Working Capital. All fees and expenses relating to this work of the Arbitration Firm shall be borne by the party whose position was not selected by the Arbitration Firm. All determinations made by the Arbitration Firm will be final, conclusive and binding on the parties. For purposes of clarification, if some but not all of the Working Capital Statement is not

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disputed, such undisputed amounts shall be paid in accordance with SECTION
2.3(e) and SECTION 2.3(f) as they are finally determined pursuant to this
SECTION 2.2(c)(ii)."

      (iii) For purposes of complying with the terms set forth in this SECTION 2.2(c), each party shall cooperate with and make available to the other parties and their respective representatives all information, records, data and working papers, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Working Capital Statement and the resolution of any disputes thereunder.

      (iv) The difference between Working Capital and Target Working Capital less $30,000,000 will be included in the computation of the Final Purchase Price and will be paid in accordance with SECTIONS 2.3(e) and (f).

      (d) Notwithstanding anything in this Agreement to the contrary, if any of the Sellers fails to provide the Buyer with the certification provided in
SECTION 2.5(a)(v) in whole or in part, the Buyer shall be entitled to withhold the requisite amount from the Preliminary Purchase Price in accordance with
Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury Regulations promulgated thereunder or other applicable Law."

      2.3 ADJUSTMENT TO CASH AND CASH EQUIVALENTS AND DEBT OBLIGATIONS.

            (a) Section 2.3 of the Agreement is renamed "Adjustment to Cash and Cash Equivalents and Debt Obligations; Post-Closing Payments."

            (b) The first sentence of Section 2.3(a) of the Agreement is hereby amended by deleting it and replacing it with the following:

            "Five (5) Business Days prior to the Closing Date, Cooper shall prepare and deliver to Buyer a statement (the "ESTIMATED CASH AND DEBT STATEMENT") of (i) a good faith estimate of the amount of Cash and Cash Equivalents anticipated to exist immediately prior to the Closing (the "ESTIMATED CASH AND CASH EQUIVALENTS"), and (ii) a good faith estimate of the Debt Obligations of the Sold Companies and the wholly-owned Subsidiaries and the Venture Entity and Non-Wholly Owned Subsidiary Debt Obligations anticipated to be outstanding immediately prior to the Closing ("ESTIMATED DEBT Obligations")."

            (c) Section 2.3(c) of the Agreement is hereby amended by deleting it and replacing it with the following:

            "(c) Within fifteen (15) days following receipt by Cooper of the Final Cash and Debt Statement, Cooper shall deliver written notice to Buyer of any dispute it has with respect to the preparation or content of the Final Cash and Debt Statement. Such notice must describe in reasonable detail the items contained in the Final Cash and Debt Statement that Cooper disputes and the basis for any such disputes. If Cooper does not notify Buyer of a dispute with respect to the Final Cash and Debt Statement within such 15-day period, such Final Cash and Debt Statement will be final, conclusive and binding on the parties. In the event of such notification of a dispute, the non-disputed items will be final, conclusive and binding on the parties and subject to payment in accordance with SECTION 2.3(e) and SECTION 2.3(f), and Cooper and Buyer shall negotiate in good faith to resolve any amounts in dispute. If Cooper and Buyer, notwithstanding such good faith effort, fail to resolve all amounts in dispute within ten (10) days after Cooper advises Buyer of its objections, then Cooper and Buyer jointly shall engage the Arbitration Firm to resolve the amounts in dispute. As promptly as practicable thereafter, Cooper and Buyer shall each prepare and submit a written presentation to the Arbitration Firm. As soon as practicable thereafter, Cooper and Buyer shall cause the Arbitration Firm to determine based solely upon the presentation by Cooper and Buyer only those issues still in dispute. All fees and expenses relating to this work of the Arbitration Firm shall be borne by the party whose position was not selected by the Arbitration Firm. All determinations made by the Arbitration Firm will be final, conclusive and binding on the parties. For purposes of clarification, if some but not all of the Final Cash and Debt Statement is not disputed, such undisputed amounts shall be paid in accordance with SECTION 2.3(e) and SECTION 2.3(f) as they are finally determined pursuant to this SECTION 2.3(c)."

            (d) Sections 2.3(e) and (f) of the Agreement are hereby amended by replacing the four references to "Section 2.3(c)" with "Sections 2.2(c)(ii) and 2.3(c)."

            (e) A new Section 2.3(g) of the Agreement is hereby added:

            "(g) If the Closing occurs on or after January 1, 2005, at the time the first payment by Buyer or Cooper as contemplated by SECTIONS 2.3(e) and (F) is made, Buyer shall pay to Cooper by means of one or more wire transfers of immediately available funds to an account or accounts designated in writing by Cooper an amount in cash (in U.S. dollars) equal to the Per Diem Amount. Notwithstanding the foregoing, no payment will be due to Cooper under this SECTION 2.3(g) if (i)(A) a material adverse change or material disruption occurs after the date hereof in the financial, banking or capital markets generally (including, without limitation, the markets for loans to or debt securities issued by companies similar to Buyer or the Business) or (B) subsequent to September 30, 2004, any event or development has occurred relating to the Business (individually or in the aggregate), in either case that has had a material adverse effect on the Buyer's ability to complete the Permanent Financing prior to December 31, 2004 or (ii) any of the conditions set forth in SECTIONS 6.1 or 6.3 (including any failure of the Sellers to comply in all material respects with the agreements and covenants contained herein and excluding SECTION 6.3(e) except to the extent the failure of such condition to be satisfied is attributable to the Sellers or their subsidiaries (including the Sold Companies and the Subsidiaries)) has not been satisfied or waived by Buyer (or, with respect to those conditions which by their terms are not expected to be satisfied until the Closing Date, would have not been so satisfied) on or prior to December 31, 2004."

      2.4 EMPLOYEES; BENEFIT PLANS COVENANTS.

            (a) Subclause (ii) of Section 5.7(i)(ii)(C)(x) of the Agreement (through the end of the parenthetical of which such subclause is a part) is hereby amended by deleting it and replacing it with the following:

            "(ii) in the case of the Employment Agreement, arise from a termination of employment on or before December 31, 2007)"

            (b) A new Section 5.7(w) is hereby added to the Agreement that reads as follows:

            "(w) Promptly following December 3, 2004 and continuing through the Closing, Sellers shall use best efforts to amend the applicable Assumed Plans, the Standard Products Company (Gaylord, Michigan Plant) UAW Local 388 Collectively Bargained Savings and Retirement Plan and Cooper's Pension Plan to reflect applicable terms as set forth in items 4, 5 and 6 of SCHEDULE 5.1(h), including distribution options and contribution requirements. Prior to the Closing, Sellers shall also prepare and submit voluntary compliance filings to the Internal Revenue Service with respect to such amendments. Sellers shall provide Buyer copies of such filings prior to submission and provide Buyer with reasonable time to review and comment on such submissions, which Sellers shall incorporate. Commencing as of the Closing, Buyer shall take primary responsibility for completing the voluntary compliance filings with the Internal Revenue Service, and Sellers shall be entitled to reasonably consult with Buyer and comment, which Buyer shall in good faith take into account in respect of Buyer's completion of such voluntary compliance process, and Buyer shall notify Sellers of any proposal of the Internal Revenue Service to levy any tax, fine, cost or other charge in connection with such voluntary compliance process so as to allow Sellers a reasonable time to consult with Buyer with respect to such proposal."

      2.5 FINANCING.

            (a) Section 5.23 of the Agreement is hereby amended to add the following at the beginning thereof:

            "Subject to Section 5.24,"

            (b) A new Section 5.24 is hereby added to the Agreement that reads as follows:

      "5.24 FINANCING. Buyer shall promptly use commercially reasonable efforts to market the Permanent Financing. If Buyer is unable to consummate the Permanent Financing on the terms set forth in the Debt Financing Commitment and otherwise acceptable to it on or prior to December 31, 2004, Buyer may instead use commercially reasonable efforts to market the Permanent Financing after December 31, 2004. If Buyer is unable to consummate the Permanent Financing on or prior to January 31, 2005, Buyer shall (subject to the satisfaction or waiver by Buyer of the conditions set forth in SECTIONS 6.1 and 6.3 of the Agreement) use commercially reasonable efforts to make borrowings under the bridge loan facility in place of the Permanent

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Financing as contemplated by the Debt Financing Commitments, subject to the terms and conditions thereof, not later than January 31, 2005."

      2.6 REAL PROPERTY. A new Section 5.25 is hereby added to the Agreement that reads as follows:

      "5.25 REAL PROPERTY - GRIFFIN, GEORGIA. If it is determined that the facility located at 200 Wilson Road, Griffin, Georgia is Leased Real Property and not Owned Real Property, Sellers shall promptly endeavor to cause Standard to consummate the purchase of the fee interest in such facility from the Griffin Spalding Development Authority prior to Closing. In the event Sellers are not able to cause Standard to consummate the purchase of the fee interest in such facility prior to Closing, Sellers shall indemnify the Buyer Indemnified Parties for any Liabilities and Losses due to such inability to transfer the facility pursuant to SECTION 8.1(a)(xvi)."

      2.7 TERMINATION. Section 7.1(b) of the Agreement is hereby amended by deleting it and replacing it with the following:

      "(b) by Cooper or the Buyer, upon written notice to the other party, if the Closing has not occurred on or before January 31, 2005 (the "OUTSIDE DATE"), unless the failure of such consummation is due to the failure of the party wishing to terminate to comply in all material respects with the agreements and covenants contained herein;"

      2.8 INDEMNIFICATION BY THE SELLERS.

            (a) Section 8.1(a) of the Agreement is hereby amended to add the following at the end thereof:

            "(xv) (I) the failure of any Assumed Plan, the Standard Products Company (Gaylord, Michigan Plant) UAW Local 388 Collectively Bargained Savings and Retirement Plan or Cooper's Pension Plan (for purposes of this subsection (XV), each a "Plan") to reflect applicable terms as set forth in items 4, 5 and 6 of SCHEDULE 5.1(h), including distribution options and contribution requirements, (II) the failure of a Plan prior to the Closing, or following the Closing in respect of the compliance issues set forth in items 4, 5 and 6 of SCHEDULE 5.1(h), to be administered pursuant to its terms, Plan amendments and/or Internal Revenue Service voluntary compliance filings described in SECTION 5.7(w) (provided that this clause
      (II) shall not apply with respect to any such failure that results from the negligence of Standard), (III) the unwinding or other correction or alteration of the changes permitted in items 4, 5 and 6 of SCHEDULE 5.1(h) or (IV) any tax, fine, cost or other charge imposed by the Internal Revenue Service in connection with the Internal Revenue Service voluntary compliance filings described in SECTION 5.7(w); and (xvi) Sellers' inability to cause Standard to consummate the purchase of the fee interest in the facility located at 200 Wilson Road, Griffin, Georgia from the Griffin Spalding Development Authority prior to Closing."

            (b) Section 8.4 of the Agreement is hereby amended by replacing the reference to "subclauses (ii)-(xiv)" with "subclauses (ii)-(xvi)."

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      2.9 INDEMNIFICATION BY THE BUYER. Section 8.2(a)(iii) is hereby amended by deleting it and replacing it with the following:

      (iii) any payments required to be made by the Sellers after the Closing under the guarantees set forth as items 4, 5, 6, 9, 10, 14, 20, 21 and 22 on
SCHEDULE 3.6(b).

                                   ARTICLE III
                             AMENDMENT OF SCHEDULES

      3.1 RESTRUCTURING. Notwithstanding Section 5.17(b) of the Agreement, a new Schedule B is hereby added to the disclosure schedules to the Agreement as set forth on Exhibit A hereto.

      3.2 PURCHASE PRICE ALLOCATION SCHEDULE. Notwithstanding Section 5.17(b) of the Agreement, a new Schedule 2.2(b) is hereby added to the disclosure schedules to the Agreement as set forth on Exhibit B hereto.

      3.3 SUBSIDIARY SCHEDULE. Notwithstanding Section 5.17(b) of the Agreement,
Schedule 3.4(a) to the Agreement is hereby amended and restated as set forth on Exhibit C hereto.

      3.4 CONSENT SCHEDULE. Notwithstanding Section 5.17(b) of the Agreement,
Schedule 3.6(b) to the Agreement is hereby amended and restated as set forth on Exhibit D hereto.

      3.5 REAL PROPERTY SCHEDULE. Notwithstanding Section 5.17(b) of the Agreement, Schedule 3.18(b) is amended by noting beside the property listed on such Schedule that is located at 200 Wilson Road, Griffin, Georgia that such property may be Leased Real Property and not Owned Real Property. Nothing contained in this Section 3.5 of this Amendment and Section 5.25 of the Agreement shall be taken into account for purposes of determining whether the conditions precedent in ARTICLE VI of the Agreement are satisfied.

      3.6 DIRECTOR AND OFFICER SCHEDULE. Notwithstanding Section 5.17(b) of the Agreement, Schedule 3.26 to the Agreement is hereby amended and restated as set forth on Exhibit E hereto.

      3.7 INTERIM COVENANT SCHEDULE. Notwithstanding Section 5.17(b) of the Agreement, Schedule 5.1 to the Agreement is hereby amended and restated as set forth on Exhibit F hereto.

                                   ARTICLE IV
                            MISCELLANEOUS AND GENERAL

      4.1 DELIVERIES. Concurrently with the execution and delivery of this Amendment, Buyer will deliver to Cooper amended Financing Commitments, which amendments extend the expiration of the Financing Commitments to January 31, 2005.

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      4.2 ARTICLE IX OF THE AGREEMENT. The provisions of Article IX of the
Agreement are incorporated into, and made part of, this Amendment.

      4.3 COMPLETE AGREEMENT. The Agreement, as amended by this Amendment, and the disclosure schedules and exhibits hereto and thereto and the other documents delivered by the parties in connection herewith, together with the Confidentiality Agreement, contain the complete agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

      4.4 CAPTIONS. The captions contained in this Amendment are for convenience of reference only and do not form a part of this Amendment.

      4.5 AMENDMENT. This Amendment may be amended or modified only by an instrument in writing duly executed by Buyer and Sellers.

      4.6 GOVERNING LAW. This Amendment will be construed under and governed by the Laws of the State of Delaware applicable to contracts made and to be performed in that State.

      4.7 COUNTERPARTS. This Amendment may be executed in two or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

                       [SIGNATURES ON THE FOLLOWING PAGE]

                                       9
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      IN WITNESS WHEREOF, Buyer and Sellers have executed or have caused this
Amendment to be executed as of the day and year first above written.

                                         COOPER TIRE & RUBBER COMPANY

                                         By: /s/ Philip G. Weaver
                                             ----------------------------------
                                             Name: Philip G. Weaver
                                             Title: Vice President and Chief
                                                    Financial Officer

                                         COOPER TYRE & RUBBER COMPANY UK LIMITED

                                         By: /s/ Philip G. Weaver
                                             ----------------------------------
                                             Name: Philip G. Weaver
                                             Title: Director

                                         CSA ACQUISITION CORP.

                                         By: /s/ David P. Spalding
                                             ----------------------------------
                                             Name: David P. Spalding
                                             Title: Chief Executive Officer